Exhibit 99.1



BARNES & NOBLE                                                BARNES & NOBLE.com
BOOKSELLERS                                                   www.bn.com


FOR IMMEDIATE RELEASE


       Media Contact:                    Media Contact:
       --------------                    --------------
       Mary Ellen Keating                Carolyn Brown
       Senior Vice President             Director
       Corporate Communications          Corporate Communications
       Barnes & Noble, Inc.              Barnes & Noble.com
       (212) 633-3323                    (212) 633-4062

       AND                               AND

       Investor Contacts:                Investor Contacts:
       ------------------                ------------------
       Joseph J. Lombardi                Kevin Frain
       Chief Financial Officer           Chief Financial Officer
       Barnes & Noble, Inc.              Barnes & Noble.com
       (212) 633-3215                    (212) 414-6093


             Barnes & Noble and Barnes & Noble.com Merger Completed

New York, NY (May 27, 2004)-Barnes & Noble, Inc. (NYSE: BKS), the world's largest bookseller, today completed its previously announced merger of Barnes & Noble.com with a wholly owned subsidiary of Barnes & Noble. The merger was approved by the stockholders of Barnes & Noble.com at a special meeting held earlier today. As a result of the merger, Barnes & Noble.com became a privately held company, wholly owned by Barnes & Noble. Shares of Barnes & Noble.com Class A common stock, which prior to the merger traded on the Nasdaq National Market under the symbol "BNBN," were delisted from trading as of the close of the market today.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE: BKS) is the world's largest bookseller, operating 653 Barnes & Noble stores in 49 states. It also operates 188 B. Dalton Bookseller stores, primarily in regional shopping malls. The company offers titles from more than 50,000 publisher imprints, including thousands of small, independent publishers and university presses. It conducts its e-commerce business through Barnes & Noble.com (http://www.bn.com).

Barnes & Noble also has approximately a 63% interest in GameStop (NYSE: GME), the nation's largest video game and entertainment software specialty retailer with over 1,603 stores.

General financial information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company's corporate Web site:
http://www.barnesandnobleinc.com/financials.

SAFE HARBOR

This press release contains "forward-looking statements." Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company's products, possible disruptions in the company's computer or telephone systems, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company's online and other initiatives, the successful integration of acquired businesses, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, product shortages, and other factors which may be outside of the company's control. Please refer to the company's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

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